UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 23, 2015

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2015, Bhavin Shah, a director of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”), resigned his position as a director of the Company, and as a member of the investment committee of the Company. Mr. Shah did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices. In accordance with Item 5.02(a)(3) of Form 8-K, the Company provided Mr. Shah with a copy of this Form 8-K prior to filing it with the SEC, and the Company understands that Mr. Shah agrees with the reasons stated for his resignation. Mr. Shah did not serve on any committees of the board.

Item 5.07 Submission of Matters to a Vote of Security Holders.

 See Exhibit 99.1 incorporated herein.

Item 9.01 Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Company Release, dated July 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

July 29, 2015	By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President